Exhibit 8.1

June 7, 2011

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $4,046,000 Medium-Term Notes, Series K, Notes linked to the iShares® Dow Jones U.S. Real Estate Index Fund due June 6, 2014 as described in the Company’s Pricing Supplement No. 84 dated May 31, 2011 (“Pricing Supplement 84”) to the Product Supplement No. 4 dated May 28, 2010 (“Product Supplement 4”), the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”), contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $5,484,000 Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due December 7, 2015 as described in the Company’s Pricing Supplement No. 85 dated May 31, 2011 (“Pricing Supplement 85”) to Product Supplement 4, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iii) $3,520,000 Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due December 7, 2015 as described in the Company’s Pricing Supplement No. 87 dated May 31, 2011 (“Pricing Supplement 87”) to the Product Supplement No. 5 dated June 17, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, and (iv) $6,846,000 Medium-Term Notes, Series K, linked to the Dow Jones – UBS Commodity IndexSM due June 7, 2017 as described in the Company’s Pricing Supplement No. 88 dated May 31, 2011 (“Pricing Supplement 88”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Consequences” in Pricing Supplements 84, 85, and 87 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 88.

We hereby consent to the reference to us under the heading “Tax Consequences” in Pricing Supplements 84, 85 ,and 87, and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 88 and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP